UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2019

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2019, Evoke Pharma, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2019.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On August 8, 2019, Evoke Pharma, Inc. announced that following receipt of U.S. Food and Drug Administration (“FDA”) minutes from a type A meeting held on July 25, 2019, the Company intends to resubmit its New Drug Application (“NDA”) for Gimoti™ in the fourth quarter of 2019.

The purpose of the type A meeting was to obtain the FDA’s feedback and agreement on the Company’s plan to address deficiencies cited in the April 2019 Complete Response Letter (“CRL”) in support of a resubmission of the Gimoti NDA.  The focus of the discussion was on topics noted in the CRL, including the root cause analysis of low drug exposure in the comparative bioavailability study and additional product quality/device quality control testing.

Based on FDA feedback and the meeting minutes, the Company will include its root cause analysis and previously collected patient use and experience information in its resubmission package. The Company also agreed to provide an analysis of pump performance characteristics of the nasal spray devices used in the comparative bioavailability study and 3-month stability data from commercial scale batches of Gimoti which the Company initiated manufacturing in June 2019. FDA did not request additional human clinical trials be completed for resubmission.

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the Company’s plan to resubmit the Gimoti NDA in the fourth quarter of 2019; the Company’s specific plans on the inclusion of certain analysis and data in the resubmission; and the Company’s belief that it can address the approvability issues raised by the FDA in the CRL and during the type A meeting. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: FDA may disagree that the root cause analysis and additional patient data will address the pharmacokinetic variability or droplet size distribution issues raised by FDA; the stability data from the commercial scale batches manufactured in June 2019 may not address the FDA’s concerns or support approval of the NDA; later developments with FDA that may be inconsistent with the already completed meetings, and the risk that the resubmitted NDA may still not be accepted by the FDA; FDA may not agree with the Company interpretation of the results of clinical trials of Gimoti; the inherent risks of clinical development of Gimoti; the Company may still incur significant additional expenses prior to the Gimoti NDA resubmission which could significantly shorten our projected cash runway; the Company’s reliance on a third party, Novos Growth Partners (NGP), for critical aspects of the commercialization of Gimoti; the Company’s ability to timely secure a contract sale organization; the Company could face unexpected costs due to additional regulatory requests, litigation or other events; the Company is entirely dependent on the success of Gimoti, and the Company cannot be certain that FDA will approve the NDA for Gimoti or that the Company and NGP will successfully commercialize Gimoti; the Company may require substantial additional funding, and may be unable to raise capital or obtain funds under the working capital loan or line of credit when needed, including to fund ongoing operations; and other risks detailed in the Company’s prior periodic reports it files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on August 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: August 8, 2019	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary